Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2006 with respect to the consolidated financial statements of Great China Mining, Inc. as of and for the years ended December 31, 2005 and 2004, in the Registration Statement on Form F-4 of Continental Minerals Corporation dated June 30, 2006 related to the merger of Continental Minerals Corporation and Great China Mining Inc.

/s/ Clancy and Co., P.L.L.C.

Clancy and Co., P.L.L.C.

 Scottsdale, Arizona

June 30, 2006